Investor Contact:  Jeremy Friedman
Executive Vice President and Chief Financial Officer
978 570 6879
Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Fourth Quarter 2008 Results

Wilmington, MA (March 26, 2009) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal fourth quarter and full year ended December 31, 2008.

“During the fourth quarter of 2008 we generated year over year revenue growth for the fifth consecutive quarter and increased our Adjusted EBITDA 13.4% from the same period a year ago.  For the full year, we grew our revenue 11.4% and Adjusted EBITDA 20.1%,” said Robert Kirby, President and CEO of Accellent.  “Throughout 2008, the hard work and commitment of our team drove positive results and established a framework for continuous improvement.”

Fourth Quarter 2008 Financial Results

Net sales increased 3.6% to $126.0 million in the fourth quarter of 2008 compared with $121.7 million in the fourth quarter of 2007.  Income from operations was $16.2 million in the fourth quarter of 2008, compared to a $156.3 million loss from operations in the fourth quarter of 2007.  Our net loss was $3.5 million in the fourth quarter of 2008, compared with a net loss of $176.9 million in the fourth quarter of 2007.

During the fourth quarter of 2007 we recorded an impairment charge of $168.9 million, which is reflected in both the loss from operations and the net loss for that quarter.

Adjusted EBITDA for the fourth quarter of 2008 was $25.4 million, or 20.2% of net sales, compared to Adjusted EBITDA of $22.5 million, or 18.5% of net sales, in the fourth quarter of 2007.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Year Ended December 31, 2008 Financial Results

Net sales increased 11.4% to $525.5 million in 2008 compared with $471.7 million in 2007.  Income from operations was $59.4 million in 2008, compared with a $200.7 million loss from operations in 2007.  Our net loss was $13.3 million in 2008 compared with a net loss of $274.9 million in 2007.

During 2007 we recorded impairment charges of $251.3 million related to the impairment of goodwill and other intangible assets, which are reflected in both the loss from operations and net loss for that year.

Adjusted EBITDA in 2008 was $104.0 million, or 19.8% of net sales, compared to Adjusted EBITDA of $86.6 million, or 18.4% of net sales, in 2007.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Robert Kirby, President and Chief Executive Officer and Jeremy Friedman, Executive Vice President and Chief Financial Officer will discuss fourth quarter and full year 2008 results in a conference call scheduled for today, March 26, 2009 at 5:00 p.m. Eastern Time.  The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (888) 396-2356 pass code 93247048.  Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software.  A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 55531762 until April 2, 2009.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy, drug delivery, neurology and orthopaedic markets. Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management. These capabilities enhance customers’ speed to market and return on investment by allowing them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 31, 2008. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.
Consolidated Condensed Statements of Operations
(in thousands)
(unaudited)
	Three Months Ended December 31,	Three Months Ended December 31,

	2008	2007
Net sales	$126,048	$121,720
Cost of sales	92,145	90,922
Gross profit	33,903	30,798
Selling, general and administrative expenses	13,281	13,832
Research and development expenses	693	632
Restructuring and other charges	44	28
Merger related costs	—	(67)
Amortization of intangible assets	3,734	3,735
Impairment of goodwill and other intangible assets	—	168,913
Income (loss) from operations	16,151	(156,275)
Interest expense, net	(15,894)	(17,288)
Loss on derivative instruments	(3,583)	(282)
Other income (expense)	1,158	(574)
Loss before income taxes	(2,168)	(174,419)
Income tax expense	1,329	2,494
Net loss	$(3,497)	$(176,913)

Accellent Inc.
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended December 31,	Three Months Ended December 31,
	2008	2007
Net loss	$(3,497)	$(176,913)
Interest expense, net	15,894	17,288
Provision for income taxes	1,329	2,494
Depreciation and amortization	9,006	8,841
EBITDA (1)	$22,732	$(148,290)

Goodwill and intangible asset impairment charge	—	168,913
Restructuring and other charges	73	(39)
Stock-based compensation – employees	(498)	(610)
Stock-based compensation – non-employees	30	430
Employee severance and relocation	267	933
Chief executive recruiting costs	—	16
Currency translation (gain) / loss	(1,037)	234
Loss on derivative instruments	3,583	282
Loss (gain) on sale of property and equipment	(36)	341
Management fees to stockholder	328	263
Other	—	(1)
Adjusted EBITDA (1)	$25,442	$22,472

Accellent Inc.
Consolidated Condensed Statements of Operations
(in thousands)
(unaudited)
	Year Ended December 31,	Year Ended December 31,

	2008	2007
Net sales	$525,476	$471,681
Cost of sales	386,143	349,929
Gross profit	139,333	121,752
Selling, general and administrative expenses	58,814	52,454
Research and development expenses	2,924	2,565
Restructuring charges	3,209	729
Merger related costs	—	(67)
Amortization of intangible assets	14,939	15,506
Impairment of goodwill and other intangible assets	—	251,253
Income (loss) from operations	59,447	(200,688)
Interest expense, net	(65,257)	(67,367)
Loss on derivative instruments	(4,111)	(346)
Other income (expense)	1,294	(1,089)
Loss before income taxes	(8,627)	(269,490)
Income tax expense	4,689	5,391
Net loss	$(13,316)	$(274,881)

Accellent Inc.
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)
	Year Ended December 31,	Year Ended December 31,
	2008	2007
Net loss	$(13,316)	$(274,881)
Interest expense, net	65,257	67,367
Provision for income taxes	4,689	5,391
Depreciation and amortization	35,636	35,378
EBITDA (1)	$92,266	$(166,745)

Goodwill and intangible asset impairment charge	—	251,253
Restructuring and other charges	3,770	729
Stock-based compensation – employees	1,851	(5,558)
Stock-based compensation – non-employees	954	1,951
Employee severance and relocation	996	2,160
Chief executive recruiting costs	(26)	241
Currency translation (gain) / loss	(1,571)	786
Loss on derivative instruments	4,111	346
Loss on sale of property and equipment	364	345
Management fees to stockholder	1,259	1,165
Other	—	(67)
Adjusted EBITDA (1)	$103,974	$86,606

Accellent Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$14,525	$5,688
Accounts Receivable, net	50,724	50,961
Inventories	64,204	67,399
Prepaid expenses and other current assets	3,954	4,971
Total current assets	133,407	129,019
Property, plant and equipment, net	127,460	133,045
Goodwill	629,854	629,854
Intangible assets, net	194,505	209,444
Deferred financing costs and other assets	17,505	21,003
Total assets	$1,102,731	$1,122,365

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$4,007	$4,187
Accounts payable	23,285	23,571
Accrued expenses and other current liabilities	34,137	26,268
Total current liabilities	61,429	54,026
Note payable and long-term debt	702,529	717,014
Other long-term liabilities	36,600	39,330
Total liabilities	800,558	810,370
Stockholder’s equity	302,173	311,995
Total liabilities and stockholder’s equity	$1,102,731	$1,122,365

(1)
EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net loss or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by our covenant calculations and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility.  For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, impairment of goodwill and other intangible assets, gains and losses from derivative instruments, gains and losses on the sale of property, non-operating currency transaction losses, certain stock compensation related charges, severance, executive relocation, CEO search costs, non-cash consulting expenses and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility. Adjusted EBITDA is a material component of these covenants. We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.